Exhibit 99.1


Contact:      Matthew M. Loar
              Chief Financial Officer
              650-562-1424

                  GENELABS TECHNOLOGIES REPORTS 2005 YEAR-END
                      AND FOURTH QUARTER FINANCIAL RESULTS

REDWOOD CITY, Calif., April 3, 2006 -- Genelabs Technologies, Inc. (Nasdaq:GNLB) today reported financial results for the year ended December 31, 2005. Genelabs reported 2005 revenues of $6.8 million, compared to $5.6 million for 2004. Operating expenses were $18.2 million in 2005 compared to $21.6 million in 2004. For 2005, the company reported a net loss of $10.8 million, or $0.61 per share, compared to a net loss of $13.5 million, or $0.77 per share, in 2004.

The company also reported financial results for the fourth quarter of 2005. Revenues for the three months ended December 31, 2005 were $1.7 million, compared to revenues of $3.8 million for the three months ended December 31, 2004. Operating expenses for the fourth quarter of 2005 were $4.1 million, compared to $5.4 million for the fourth quarter of 2004. The net loss for the three months ended December 31, 2005 was $2.3 million, or $0.13 per share, compared to a net loss of $1.5 million, or $0.09 per share, for the three months ended December 31, 2004.

Genelabs had $10.2 million in cash, cash equivalents and restricted cash at December 31, 2005.

"During 2005 we made significant advances in our hepatitis C virus drug discovery research programs. We advanced two distinct classes of non-nucleoside compounds with potent activity against the HCV polymerase in preclinical development. Recently we entered into an agreement for the potential manufacture of GMP (Good Manufacturing Practices) material to enable us to conduct studies that would be necessary to file a U.S. IND (Investigational New Drug Application). Early in 2005 we initiated a new HCV drug discovery program targeting the NS5a region of the virus, and already have identified compounds with low nanomolar level potency that we are in the process of optimizing for DMPK (drug metabolism and pharmacokinetic) properties. We also continued synthesis and optimization of additional compounds for our collaboration with Gilead Sciences, Inc. covering nucleoside compounds that target the HCV polymerase," stated James A.D. Smith, President and Chief Executive Officer. "Our Prestara development team has met with the FDA (U.S. Food and Drug Administration) to discuss the path forward for our potential lupus drug, Prestara(TM). We are in the final stages of designing a phase III clinical trial to support an indication for the treatment of lupus, and we are working with the FDA as we complete this process. We only plan to conduct an additional phase III study if we secure a source of funding for the trial."

Genelabs cash and cash equivalents are sufficient to fund the company's regular operations into the beginning of the fourth quarter of 2006. Because this is less than one year's expected funding, in compliance with Nasdaq Marketplace Rule 4350(b)(1)(B), Genelabs also announced today that its independent registered public accounting firm has issued a "going concern" qualification to their opinion on Genelabs' audited financial statements for the year ended December 31, 2005.

                                     -more-

Genelabs Technologies Reports 2005 Year-End and Fourth Quarter Financial Results Page 2

About Genelabs Technologies
---------------------------
Genelabs Technologies, Inc. is a biopharmaceutical company focused on the discovery and development of pharmaceutical products to improve human health. We have built drug discovery capabilities that can support various research and development projects. Genelabs is currently concentrating these capabilities on discovering novel compounds that selectively inhibit replication of the hepatitis C virus and advancing preclinical development of compounds from this hepatitis C virus drug discovery program, while also developing a late-stage product for lupus. We believe that these high-risk, potentially high reward programs focus our research and development expertise in areas where we have the opportunity to generate either first-in-class or best-in-class products that will address diseases for which current therapies are inadequate. For more information, please visit www.genelabs.com.

Genelabs(R) and the Genelabs logo are registered trademarks and Prestara(TM) is a trademark of Genelabs Technologies, Inc.

NOTE ON FORWARD LOOKING STATEMENTS AND RISKS: This press release contains forward-looking statements including statements regarding the progress of the Company's HCV drug discovery programs, the design of a phase III clinical trial for Prestara and the future of the company's research and development programs. These forward-looking statements are based on Genelabs' current expectations and are subject to uncertainties and risks that could cause actual results to differ materially from the statements made. Uncertainties and risks include, without limitation, that Genelabs may not be able to raise sufficient funds to continue operations; delisting of Genelabs common stock from the Nasdaq Capital Market; fluctuations in Genelabs' stock price; failures or setbacks in our HCV research programs or in our collaboration with Gilead; progress and announcements by competitors regarding their HCV programs; regulatory problems or delays regarding Prestara(TM), including an adverse response from the FDA or a determination to discontinue development of Prestara; increases in expenses and Genelabs' capital requirements and history of operating losses. Please see the information appearing in Genelabs' filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, under the captions "Risk Factors" and "Forward-Looking Statements" for more discussion regarding these uncertainties and risks and others associated with the company's research programs, early stage of development and other risks which may affect the company or cause actual results to differ from those included in the forward-looking statements. Genelabs does not undertake any obligation to update these forward-looking statements or risks to reflect events or circumstances after the date of this release.

                             -Financials to Follow-

                                           GENELABS TECHNOLOGIES, INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                                 (in thousands)

                                                                        December 31,               December 31,
                                                                            2005                       2004
                                                                     ------------------        -------------------
                                                     ASSETS
Cash, cash equivalents and restricted cash                                  $ 10,211                   $ 26,508
Other current assets                                                             539                        824
Property and equipment, net                                                      951                      1,091
Long-term investments                                                            960                        960
                                                                     ------------------        -------------------
                                                                            $ 12,661                   $ 29,383
                                                                     ==================        ===================

                                       LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities, including deferred revenue                                     $ 10,314                   $ 16,436
Shareholders' equity                                                           2,347                     12,947
                                                                     ------------------        -------------------
                                                                            $ 12,661                   $ 29,383
                                                                     ==================        ===================



Note: Balances are derived from the audited financial statements.

                                           GENELABS TECHNOLOGIES, INC.
                                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (in thousands, except per share amounts)

                                                  For the three months ended             For the year ended
                                                         December 31,                       December 31,
                                                -------------------------------    -------------------------------
                                                     2005            2004              2005             2004
                                                -------------------------------    -------------------------------
                                                         (Unaudited)                           Note 1

Revenue                                              $  1,719        $  3,801          $  6,849         $  5,556
                                                ---------------  --------------    --------------   --------------

Operating expenses:
     Research and development                           2,780           3,702            12,205           15,113
     General and administrative                         1,318           1,708             5,958            6,505
                                                ---------------  --------------    --------------   --------------
         Total operating expenses                       4,098           5,410            18,163           21,618
                                                ---------------  --------------    --------------   --------------

Operating loss                                         (2,379)         (1,609)          (11,314)         (16,062)

Interest income, net                                      108             106               472              269
                                                ---------------  --------------    --------------   --------------

Loss from continuing operations                        (2,271)         (1,503)          (10,842)         (15,793)

Discontinued operations - income from
  diagnostics business and gain on sale                     -               -                 -            2,282
                                                ---------------  --------------    --------------   --------------

Net loss                                             $ (2,271)       $ (1,503)         $(10,842)        $(13,511)
                                                ===============  ==============    ==============   ==============

Loss per common share from continuing
      Operations, basic and diluted                  $  (0.13)       $  (0.09)         $  (0.61)        $  (0.90)
                                                ===============  ==============    ==============   ==============

Net loss per common share, basic and
      diluted                                        $  (0.13)       $  (0.09)         $  (0.61)        $  (0.77)
                                                ===============  ==============    ==============   ==============

Weighted average shares outstanding to
      calculate basic and diluted net loss per
      common share                                     17,775          17,664            17,738           17,618
                                                ===============  ==============    ==============   ==============


Note 1: Derived from audited financial statements.